Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

SECURED PROMISSORY NOTE

Effective Date: January 29, 2024	U.S. $4,630,000.00

FOR VALUE RECEIVED, Antelope Enterprise Holdings Limited, a British Virgin Islands company (“Borrower”), promises to pay to Guoxiang HU, or his successors or assigns (“Lender”), $4,630,000.00 (“Loan” or “Principal Amount”) and any interest accrued hereunder on the date that is nine (9) months after the Effective Date, (the “Maturity Date”) in accordance with the terms set forth herein and in the other Transaction Documents (as defined in the Purchase Agreement, as defined below) and to pay interest on the Principal Amount at the rate of sixteen percent (16%) per annum from the Effective Date until the same is paid in full. All interest calculations hereunder shall be simple interest and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in accordance with the terms of this Promissory Note (this “Note”) and in other Transaction Documents. This Note is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated January 25, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be $4,630,000.00 (the “Purchase Price”).

1. Payment; Prepayment; Fees; Costs.

1.1. Payment. All payments by Borrower owing hereunder shall be in lawful money of the United States of America as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) Principal Amount.

1.2. Prepayment. Borrower may pay all or any portion of the Outstanding Balance earlier than it is due. “Outstanding Balance” means at the time of determination, the Principal Amount outstanding and any accrued and unpaid interest hereunder when due.

1.3. Future Financing. While the Note is outstanding, the Borrower shall not, and shall cause its Subsidiaries not to, effect or enter into any agreement to incur, create, assume or permit to exist any indebtedness as evidenced by bonds, debentures, notes or similar instruments, except for the existing indebtedness on the Effective Date.

1.4 Fees; Cost. Upon execution of this Note, Borrower shall pay Lender all fees and charges for the preparation, negotiation and closing of this Note and all other related Transaction Documents, excluding any expenses or fees owed to the Lender’s legal counsel. In addition, Borrower shall pay all other costs incidental to making the Loan or in connection with the Loan, including, without limitation, expenses for lien searches, filing fees, taxes and costs and expenses in connection with the preparation of any amendments, modifications or renewals, excluding any expenses or fees owed to the Lender’s legal counsel. Borrower further agrees to pay, upon demand, all costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, attorneys’ fees and expenses.

2. Security. This Note is secured by a security interest in all of the Pledged Collateral (as defined in the Pledge Agreement). The Pledged Collateral shall be pledged pursuant to a Stock Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) between Lender and Weilai Zhang (“Pledgor”), the chairman and the chief executive officer of Borrower.

3. Trigger Events, Defaults and Remedies.

3.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”):(a) Borrower fails to pay any Principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower or Pledgor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator or similar officer for it or for all or any material part of its property; (c) Borrower or Pledgor files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (d) an involuntary bankruptcy proceeding is commenced or filed against Borrower or Pledgor; (e) Borrower or Pledgor, as applicable, defaults or otherwise fails to observe or perform any other covenant, obligation, condition or agreement of Borrower or Pledgor, as applicable, contained herein or in any other Transaction Document (as defined in the Purchase Agreement) and such default continues unremedied for three Trading Days; (f) any representation, warranty or other statement made or furnished by or on behalf of Borrower or Pledgor to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; and (g) Borrower or its Subsidiaries sell or transfer all or substantially all their respective assets or there is a change in control of Borrower material respect when made or furnished.

3.2. N/A

3.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at her option, send written notice to Borrower demanding that Borrower cure the Trigger Event within ten (10) Trading Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required ten (10) Trading Day cure period or fail to cure the Trigger Event within ten (10) Trading Days after the occurrence of such Trigger Event if Lender chooses not to send written notice to Borrower, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

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3.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (d) and clause (g) of Section 3.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Event of Default shall become immediately and automatically due and payable in cash, without any written notice required by Lender. At any time following the occurrence of any Event of Default, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum and the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief

4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash.

5. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

7. CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN NEW YORK COUNTY, NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK CONTY, NEW YORK (OR IF FEDERAL COUNRT, THEN US SOUTHERN DISTRICT OF THE STATE OF NEW YORK), WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE FIRST PAGE OF THIS NOTE AND SERVICE SO MADE WILL BE DEEMED TO BE EFFECTIVE.

8. WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

9. Cancellation. After indefeasible repayment of the entire Outstanding Balance, indefeasible payment of all accrued interest thereon and satisfaction of all other obligations of the Borrower arising under this Not, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

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10. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the prior written consent of Borrower, provided, however, if the Company has identified an individual(s) or entity(ies) that is satisfactory to the Company, to purchase the Note from the Lender, the Lender shall use her best efforts to sell, transfer, and assign the Note to such individual or entity identified by the Company within ten (10) calendar days following receipt of a written notice from the Company, at a price that equal to the Outstanding Balance.

12. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

13. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Antelope Enterprise Holdings Limited

By:	/s/ Hen Man Edmund
Hen Man Edmund, Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Guoxiang HU

By:	/s/ Guoxiang Hu
Guoxiang Hu

[Signature Page to Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.	“Trading Day” means any day on which Borrower’s principal market is open for trading.

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Attachment 1 to Secured Promissory Note, Page 1